Exhibit 99.1
Coinmach Service Corp. Announces Second Quarter 2006
Financial Results
PLAINVIEW, N.Y., November 8, 2005 — Coinmach Service Corp. (Amex: “DRY”) (the “Company”), a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America, today reported its financial results for the second quarter of its fiscal year ending March 31, 2006 (“Fiscal 2006”).
“This quarter is in line with our expectations and demonstrates our continued ability to produce stable and predictable results,” said Stephen Kerrigan, the Company’s Chairman and Chief Executive Officer. As such, the Company will make a payment of $0.375 per IDS unit which will consist of the following: (a) a quarterly dividend of approximately $0.206 per share of Class A common stock (or approximately $3.9 million in the aggregate) and (b) an interest payment of approximately $0.169 per note underlying an IDS unit (or approximately $3.2 million in the aggregate). The dividend and interest payments will be paid on December 1, 2005 to holders of record as of the close of business on November 25, 2005. The dividend represents the Company’s fourth consecutive quarterly dividend payment, consistent with the dividend policy adopted by the Company as part of its successful public IDS offering consummated in November 2004.
This IDS distribution, which consists of interest and dividend payments, covers the period from July 1, 2005 through September 30, 2005. Based on the closing IDS unit price of $13.93 at the end of trading on Tuesday, November 8, 2005, the total payment of approximately $0.375 per IDS unit represents an annualized yield of approximately 10.8%. The next anticipated dividend and interest payment date for the IDS unit is scheduled for March 1, 2006. We have distributed approximately $1.28 per IDS unit (including this distribution), consisting of dividends of approximately $0.70 per share and interest payments of approximately $0.58 per IDS unit. These distributions have been consistent with our anticipated annual distribution of approximately $1.50 per IDS unit, which constitutes an 11% yield on the initial public offering price of $13.64.
Results for the Three and Six Months Ended September 30, 2005 and 2004
Net Cash Flow was $7.4 million for the 2nd quarter of Fiscal 2006 as compared to $6.0 million for the 2nd quarter of the fiscal year ended March 31, 2005 (“Fiscal 2005”). Net Cash Flow was $18.4 million for the six months ended September 30, 2005 as compared to $13.3 million for the Fiscal 2005 period. Driving these results was continued strong performance from the Company’s core business (the “route” business) and the equipment rental business.
The following table reflects the computation of Net Cash Flow* (in millions):

	Quarter ended		Six Months ended
	September 30,		September 30,
	2005	2004	2005	2004
Consolidated EBITDA:	$38.8	$38.6	$79.2	$78.6
less:
Interest Expense:
Third party notes and other	12.1	14.4	24.2	28.6
Capital Expenditures (1)	18.3	17.6	34.1	35.3
Capital Expenditures relating to technology upgrade project	1.0	0.6	2.5	1.4

Net Cash Flow before IDS distributions	7.4	$6.0	18.4	$13.3

IDS distributions:
Interest	3.2		6.4
Dividend	3.9		7.8

Net Cash Flow	$0.3		$4.2

*	For information regarding the Company’s use of Net Cash Flow (after capital and interest payments) and EBITDA and for reconciliations of such non-GAAP measures to net loss and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

(1)	Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

The following discussion of operating results focuses on revenue and EBITDA for each of the Company’s operating segments. For information regarding the Company’s use of EBITDA and for reconciliations to net loss and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

		Quarter ended		Six Months ended
		September 30,		September 30,
		2005	2004	2005	2004
Revenue:	Route business	$116.7	$116.0	$236.5	$234.2
	Rental business	8.9	8.5	17.5	16.9
	Distribution business	6.7	8.4	12.1	15.3

	Total	132.3	132.9	266.1	266.4

EBITDA:
	Route business	$38.1	$37.5	$77.5	$76.7
	Rental business	3.7	3.4	7.2	6.6
	Distribution business	0.4	0.5	0.4	0.5
	Corporate	(3.4)	(2.8)	(5.9)	(5.2)

	Total	38.8	38.6	79.2	78.6

Capital Expenditures: (1)
	Route business	$15.7	$15.7	$30.4	$32.5
	Rental business	2.5	1.8	3.5	2.6
	Distribution business	0.1	0.1	0.2	0.2
	Corporate (2)	1.0	0.6	2.5	1.4

	Total	19.3	18.2	36.6	36.7

(1)	Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

(2)	Includes capital expenditures attributable to our current technology upgrade project, which relates primarily to upgrading programs for our field service management and collection systems for the periods presented.
Management’s Commentary
“I’m very proud of Coinmach’s continued stable cash generation. Year to date, we’ve paid $14.2 million of IDS distributions, reduced debt by $10.0 million and ended the quarter with a strong cash balance of $49.7 million, along with approximately $68.6 million of available borrowings under our revolver,” said Stephen Kerrigan, the Company’s Chairman and Chief Executive Officer.
“I am also proud to announce our fourth consecutive payment to our IDS unit holders since our November 2004 offering. The payment of approximately $0.375 per unit is consistent with our anticipated annual distribution of approximately $1.50 per IDS unit, and based on an IDS price of $13.93, represents an annual yield of approximately 10.8%.”
“We are pleased that our strong second quarter cash flows from operations continue to demonstrate our commitment to maximizing returns on the capital we invest. Although consolidated revenue declined slightly over the same quarter for the prior year due to decreased sales in the distribution business, EBITDA remained solid, improving $0.2 million.”
“Our route business remained steady, increasing revenue by $0.7 million, EBITDA by $0.6 million and cash flow by $0.6 million over the same quarter of the prior year. The rental business, Appliance

Warehouse, generated organic growth of 4.7% in revenue and 8.8% in EBITDA. Revenue from our distribution business decreased by $1.7 million and EBITDA decreased $0.1 million. Corporate expenses increased $0.6 million quarter over quarter as a result of the additional expenses associated with being a public company including some non-recurring costs associated with the initial implementation of Sarbanes Oxley 404 compliance. Capital expenditures increased $1.1 million for the quarter and decreased $0.1 year to date. This increase is attributable to organic growth in the current quarter as well as an ongoing technology upgrades. These upgrades will increase the efficiency of our customer service, dispatch, field service and collection systems. The project remains on schedule. Deployment is scheduled for our fourth quarter.”
“We believe our results for this quarter were only slightly affected by the recent hurricane activity in the Southeast. While we are still determining the specific impact, we estimate that less than one half of one percent of our machines were impacted.”
Earnings Conference Call
The Company has scheduled a conference call for Wednesday, November 9, 2005 at 11:00 a.m. Eastern Standard Time to discuss its second quarter fiscal 2006 financial results. Hosting the call will be Stephen R. Kerrigan, the Company’s Chairman and Chief Executive Officer and Robert M. Doyle, the Company’s Chief Financial Officer. Interested parties may participate by accessing the teleconference via a webcast on the Company’s Investor Relations page, www.coinmachservicecorp.com, or by dialing 866-700-0161 (1-617-213-8832 for international callers) and using the pass code 27874536 approximately 5 minutes before the start of the call. The call will be open to the public with a question and answer session at the end of the call. A replay of the conference call will be available for 7 days on the Company’s Investor Relations page or by dialing 888-286-8010 (1-617-801-6888 for international callers) and using the pass code 40830261.
About Coinmach Service Corp.
Coinmach Service Corp., through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. The Company’s core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment and collecting revenues generated from laundry machines.
Presentation of Non-GAAP Financial Information
Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles). Net Cash Flow (after capital and interest) is defined as EBITDA less capital expenditures (including property, plant and equipment) and interest expense. Management believes Net Cash Flow (after capital and interest) is a useful measure of the Company’s ability, subject to restrictions contained in its debt agreements and those of its subsidiaries and applicable law, to pay dividends on its common stock. EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate its ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by the Company as a measure of evaluating the performance of its three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. The Company uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in its financial reporting. The Company’s use of Net Cash Flow

(after capital and interest) and EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) as a measure of liquidity. Given that Net Cash Flow (after capital and interest) and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, such measures may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA to Net Cash Flow (after capital and interest) and EBITDA to net loss and cash flow provided from operating activities are included in the attached tables.
Forward-Looking Statements
Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates”, “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.
For more information contact:
Robert M. Doyle
Chief Financial Officer
516-349-8555

Source: Coinmach Service Corp.
(Tables Follow)

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter ended		Six months ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues	$132,320	$132,950	$266,150	$266,449

Operating, general and administrative expense	93,164	93,830	186,602	187,359
Depreciation and amortization	18,929	19,029	37,861	38,058
Amortization of advance location payments	5,038	4,926	9,173	9,852
Amortization of intangibles	3,485	3,580	6,970	7,260
Other items, net	310	500	310	500

	120,926	121,865	240,916	243,029
Operating income	11,394	11,085	25,234	23,420

Interest expense	15,315	14,398	30,646	28,625

Interest expense-non cash preferred stock dividends (1)	—	6,808	—	13,368

Loss before income taxes	(3,921)	(10,121)	(5,412)	(18,573)
Benefit for income taxes	(1,633)	(1,249)	(2,149)	(1,921)

Net loss	$(2,288)	$(8,872)	$(3,263)	$(16,652)

Weighted average common shares outstanding:
Class A common stock (2)	18,911,532	18,911,532	18,911,532	18,911,532
Class B common stock	24,980,445	24,980,445	24,980,445	24,980,445

Total weighted average shares outstanding	43,891,977	43,891,977	43,891,977	43,891,977

Pro-forma basic and diluted net income (loss) per Class A common stock (3)	$0.07	$(0.20)	$0.16	$(0.38)

(1)	Represents accrued dividends on Coinmach Laundry Corp.’s preferred stock previously outstanding that was retired in November and December 2004 with proceeds from the IDS offering.

(2)	Assumes that the Class A common stock was outstanding at the beginning of each respective period.

(3)	Represents basic and diluted net income (loss) per Class A common stock assuming that the Class A common stock was outstanding at the beginning of each respective period. This calculation includes the add back of the dividends paid to the Class A common stockholders.

COINMACH SERVICE CORP.
RECONCILIATION OF NET LOSS TO EBITDA
(in thousands)

	Quarter ended		Six months ended
	September 30,		September 30,
	2005	2004	2005	2004
Net loss	$(2,288)	$(8,872)	$(3,263)	$(16,652)
Depreciation and amortization	27,452	27,535	54,004	55,170
Benefit for income taxes	(1,633)	(1,249)	(2,149)	(1,921)
Interest expense	15,315	14,398	30,646	28,625
Interest expense-non cash preferred stock dividends	—	6,808	—	13,368

EBITDA (1)	$38,846	$38,620	$79,238	$78,590

RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA
(in thousands)

	Quarter ended		Six months ended
	September 30,		September 30,
	2005	2004	2005	2004
Cash flow provided by operating activities	$18,488	$12,789	$52,008	$48,344
Benefit for income taxes	(1,633)	(1,249)	(2,149)	(1,921)
Interest expense	15,315	14,398	30,646	28,625
(Loss) gain on sale of equipment	(139)	25	(27)	54
Stock based compensation	—	(19)	(12)	(37)
Deferred income taxes	1,633	1,269	2,149	1,956
Amortization of deferred issue costs	(532)	(604)	(1,063)	(1,207)
Changes in assets and liabilities, net of effects of business combination	5,714	12,011	(2,314)	2,776

EBITDA (1)	$38,846	$38,620	$79,238	$78,590

(1)	EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate the Company’s ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by management as a measure of evaluating the performance of the Company’s three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. Management uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in our financial reporting. Management’s use of EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by U.S. generally accepted accounting principles) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by U.S. generally accepted accounting principles) as a measure of liquidity. Given that EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA may not be comparable to other similarly titled measures of other companies.

COINMACH SERVICE CORP.
SELECTED CONSOLIDATED CASH FLOW DATA
(in thousands)

	Six months ended
	September 30,
	2005	2004
OPERATING ACTIVITIES:
Net loss	$(3,263)	$(16,652)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37,861	38,058
Amortization of advance location payments	9,173	9,852
Amortization of intangibles	6,970	7,260
Amortization of deferred issue costs	1,063	1,207
Deferred income taxes	(2,149)	(1,956)
Interest expense-non cash preferred stock dividends	—	13,368
Stock based compensation	12	37
Loss (gain) on sale of equipment	27	(54)
Changes in assets and liabilities	2,314	(2,776)

Net cash provided by operating activities	52,008	48,344

INVESTING ACTIVITIES:
Additions to property and equipment	(29,944)	(27,670)
Advance location payments to location owners	(7,130)	(9,285)
Acquisition of net assets related to acquisition of businesses	(1,210)	(618)
Proceeds from sale of property and equipment	498	291

Net cash used in investing activities	(37,786)	(37,282)

FINANCING ACTIVITIES:
Repayments under credit facility	(11,223)	(3,066)
Principal payments on capitalized lease obligations	(2,660)	(2,224)
(Repayments) borrowings from bank and other borrowings	(121)	217
Cash dividends paid	(7,797)	—
Receivables from shareholders	—	(4)

Net cash used in financing activities	(21,801)	(5,077)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(7,579)	5,985

CASH AND CASH EQUIVALENTS:
Beginning of period	57,271	31,620

End of period	$49,692	$37,605

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	September 30,	March 31,
	2005	2005(1)
ASSETS:
Current assets:
Cash and cash equivalents	$49,692	$57,271
Receivables, net	5,702	6,486
Inventories	12,536	12,432
Assets held for sale	349	2,475
Prepaid expenses	3,944	4,994
Interest rate swap asset	790	832
Other current assets	2,303	2,625

Total current assets	75,316	87,115

Advance location payments	70,179	72,222
Property, equipment and leasehold improvements, net	262,130	264,264
Contract rights, net	303,676	309,698
Goodwill	204,780	204,780
Other assets	19,084	18,597

TOTAL ASSETS	$935,165	$956,676

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$32,461	$33,983
Accrued rental payments	33,603	30,029
Accrued interest	9,234	9,512
Current portion of long-term debt	5,961	17,704

Total current liabilities	81,259	91,228

Deferred income taxes	63,380	65,546
Long-term debt, less current portion	692,384	690,687

Total liabilities	837,023	847,461

Stockholders’ Equity:
Class A common stock, par value $0.01, authorized 100,000,000 shares; issued and outstanding 18,911,532 shares	189	189
Class B common stock, par value $0.01, authorized 100,000,000 shares; issued and outstanding 24,980,445 shares	250	250
Additional paid-in capital	319,038	319,038
Carryover basis adjustment	(7,988)	(7,988)
Accumulated other comprehensive income, net of tax	467	492
Accumulated deficit	(213,814)	(202,754)
Deferred compensation	—	(12)

Total stockholders’ equity	98,142	109,215

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$935,165	$956,676

(1)	The March 31, 2005 balance sheet has been derived from the audited consolidated financial statements of Coinmach Service Corp. as of that date.

Set forth below are the consolidated financial statements of Coinmach Corporation. Coinmach Corporation is a wholly owned subsidiary of Coinmach Laundry Corporation, which in turn is a wholly owned subsidiary of the Company. Also set forth below is a reconciliation of net loss to EBITDA and a reconciliation of the Company’s EBITDA to that of Coinmach Corporation.
COINMACH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Quarter ended		Six months ended
	September 30,		September 30,
	2005	2004	2005	2004

Revenues	$132,320	$132,950	$266,150	$266,449

Operating, general and administrative expense	92,442	93,704	185,479	187,109
Depreciation and amortization	18,929	19,029	37,861	38,058
Amortization of advance location payments	5,038	4,926	9,173	9,852
Amortization of intangibles	3,485	3,580	6,970	7,260
Other items, net	310	500	310	500

	120,204	121,739	239,793	242,779
Operating income	12,116	11,211	26,357	23,670

Interest expense	13,674	14,398	27,364	28,625

Loss before income taxes	(1,558)	(3,187)	(1,007)	(4,955)
Benefit for income taxes	(605)	(1,251)	(349)	(1,931)

Net loss	$(953)	$(1,936)	$(658)	$(3,024)

COINMACH CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
(in thousands)

	Quarter ended		Six months ended
	September 30,		September 30,
	2005	2004	2005	2004

Net loss	$(953)	$(1,936)	$(658)	$(3,024)
Depreciation and amortization	27,452	27,535	54,004	55,170
Benefit for income taxes	(605)	(1,251)	(349)	(1,931)
Interest expense	13,674	14,398	27,364	28,625

EBITDA	$39,568	$38,746	$80,361	$78,840

RECONCILIATION OF EBITDA FROM COINMACH SERVICE CORP.
TO COINMACH CORPORATION
(in thousands)

	Quarter ended		Six months ended
	September 30,		September 30,
	2005	2004	2005	2004

EBITDA for Coinmach Service Corp	$38,846	$38,620	$79,238	$78,590

General and administrative expense	722	126	1,123	250

EBITDA for Coinmach Corporation	$39,568	$38,746	$80,361	$78,840

RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA
(in thousands)

	Quarter ended		Six months ended
	September 30,		September 30,
	2005	2004	2005	2004

Cash flow provided by operating activities	$21,390	$12,992	$56,809	$48,772
Benefit for income taxes	(605)	(1,251)	(349)	(1,931)
Interest expense	13,674	14,398	27,364	28,625
(Loss) gain on sale of equipment	(139)	25	(27)	54
Deferred income taxes	605	1,285	349	1,984
Amortization of deferred issue costs	(398)	(604)	(795)	(1,207)
Changes in assets and liabilities, net of effects of business combination	5,041	11,901	(2,990)	2,543

EBITDA	$39,568	$38,746	$80,361	$78,840

COINMACH CORPORATION
SELECTED CONSOLIDATED CASH FLOW DATA
(in thousands)

	Six months ended
	September 30,
	2005	2004
OPERATING ACTIVITIES:

Net loss	$(658)	$(3,024)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37,861	38,058
Amortization of advance location payments	9,173	9,852
Amortization of intangibles	6,970	7,260
Loss (gain) on sale of equipment	27	(54)
Deferred income taxes	(349)	(1,984)
Amortization of deferred issue costs	795	1,207
Changes in assets and liabilities	2,990	(2,543)

Net cash provided by operating activities	56,809	48,772

INVESTING ACTIVITIES:
Additions to property and equipment	(29,944)	(27,670)
Advance location payments to location owners	(7,130)	(9,285)
Acquisition of net assets related to acquisition of businesses	(1,210)	(618)
Proceeds from sale of property and equipment	498	291

Net cash used in investing activities	(37,786)	(37,282)

FINANCING ACTIVITIES:
Net repayments to Parent	(1,768)	(432)
Dividends to Parent	(10,830)	—
Repayments under credit facility	(11,223)	(3,066)
Principal payments on capitalized lease obligations	(2,660)	(2,224)
(Repayments) borrowings from bank and other borrowings	(121)	217

Net cash used in financing activities	(26,602)	(5,505)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(7,579)	5,985

CASH AND CASH EQUIVALENTS:
Beginning of period	56,840	31,620

End of period	$49,261	$37,605

COINMACH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,
	2005	2005(1)

ASSETS:
Current assets:
Cash and cash equivalents	$49,261	$56,840
Receivables, net	5,702	6,486
Inventories	12,536	12,432
Assets held for sale	349	2,475
Prepaid expenses	3,990	5,031
Interest rate swap asset	790	832
Other current assets	2,297	2,582

Total current assets	74,925	86,678

Advance location payments	70,179	72,222
Property, equipment and leasehold improvements, net	262,130	264,264
Contract rights, net	303,676	309,698
Goodwill	204,780	204,780
Other assets	8,374	7,619

TOTAL ASSETS	$924,064	$945,261

LIABILITIES AND STOCKHOLDER’S EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$32,312	$33,129
Accrued rental payments	33,603	30,029
Accrued interest	7,726	7,987
Current portion of long-term debt	5,961	17,704

Total current liabilities	79,602	88,849

Deferred income taxes	68,574	68,940
Long-term debt, less current portion	556,267	554,570
Loan payable to Parent	81,670	81,670
Due to Parent	49,766	51,534

Total liabilities	835,879	845,563

Stockholder’s Equity:
Common stock and additional paid-in capital	286,629	286,629
Accumulated other comprehensive income, net of tax	467	492
Accumulated deficit	(198,911)	(187,423)

Total stockholder’s equity	88,185	99,698

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$924,064	$945,261

(1)	The March 31, 2005 balance sheet has been derived from the audited consolidated financial statements of Coinmach Corporation as of that date.